Exhibit 99.1

VISHAY REPORTS RESULTS FOR SECOND QUARTER 2010
  Revenues for Q2 2010 were $701.7 million, 9.6% higher than for Q1 2010

  EPS of $0.40 for Vishay including VPG compared to EPS of $0.24 for the previous quarter

  Board decision to limit any post-acquisition debt/EBITDA ratio to 2.5x

  Cash from operations YTD was $177.6 million and capital expenditures were $49.2 million
MALVERN, PENNSYLVANIA – August 3, 2010 – Dr. Felix Zandman, Executive Chairman of the Board, and Dr. Gerald Paul, President and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that revenues for the fiscal quarter ended July 3, 2010 were $701.7 million, compared to $460.3 million for the fiscal quarter ended June 27, 2009. The net income attributable to Vishay stockholders for the fiscal quarter ended July 3, 2010 was $76.7 million, or $0.40 per diluted share, compared to a net loss attributable to Vishay stockholders of $(58.9) million, or $(0.32) per share for the fiscal quarter ended June 27, 2009.

Revenues for the six fiscal months ended July 3, 2010 were $1,342.1 million, compared to $909.8 million for the six fiscal months ended June 27, 2009. The net income attributable to Vishay stockholders for the six fiscal months ended July 3, 2010 was $122.1 million, or $0.63 per diluted share, compared to a net loss attributable to Vishay stockholders of $(88.0) million, or $(0.47) per share for the six fiscal months ended June 27, 2009.

Net earnings (loss) from continuing operations attributable to Vishay stockholders include various items affecting comparability, as listed on the attached reconciliation schedule. There were no such reconciling items for the fiscal quarter or six fiscal months ended July 3, 2010. Adjusted net earnings (loss) per share, which excludes these items, was $(0.10) and $(0.18) respectively for the fiscal quarter and six fiscal months ended June 27, 2009.

On July 6, 2010, Vishay Intertechnology successfully completed the spin-off of Vishay Precision Group, Inc. (“VPG”) to its stockholders as an independently, publicly-traded company. Until July 6, 2010, VPG was part of Vishay Intertechnology and its assets, liabilities, results of operations, and cash flows are included in the amounts reported in the consolidated financial statements through the date of the spin-off, including as of and for the fiscal periods ending July 3, 2010, discussed above and presented on the accompanying tables. Net earnings of VPG, included in the results of Vishay Intertechnology, were $4.0 million for the second quarter of 2010.

Commenting on the results for the second quarter 2010, Dr. Paul stated, “In the second quarter 2010, our sales reached close to pre-crisis levels while orders stabilized on higher than pre-crisis levels. Inventories in the supply chain are still very low. Inventory turns at distribution reached record levels. In the quarter, all regions and all end markets remained strong to over-heated, in particular netbook, consumer and fixed telecom. Automotive showed a strong recovery.”

Dr. Paul continued, “The second quarter 2010 demonstrated that Vishay has fundamentally improved its earnings power: at close to pre-crisis levels of sales our operating margin and EPS have more than doubled. While we are currently enjoying excellent market conditions, we believe in ongoing and lasting measures for expansion and cost reduction. Thinking long-term we will not invest in manufacturing capacities in order to follow every spike of demand.”

Dr. Paul concluded, “The results of the second quarter 2010 and the previous quarter demonstrate that Vishay has, after three challenging years, successfully re-focused on profitability. We are positioned to reach new levels of profitability as sales return to pre-crisis levels.”

Commenting on the outlook for the third quarter 2010 Dr. Paul stated, “Based on our backlog and increasing manufacturing capacities, we anticipate revenues of between $650 to $690 million at slightly improved results. Our guidance obviously excludes revenues of VPG subsequent to the spin-off.”

Commenting on the Company's spin-off, R&D and acquisition activities, Dr. Felix Zandman, Executive Chairman of the Board and Chief Technical and Business Development Officer, stated, "I believe that our successful completion of the spin-off of Vishay Precision Group as an independent company is a natural evolution, which will enable each company to more effectively execute strategies and allocate resources and that will create value for stockholders of both companies. Already, as of today, the combined market capitalization of both companies is significantly in excess of the market capitalization of Vishay Intertechnology prior to the spinoff.”

Dr. Zandman continued, “Our R&D activities progress as planned. We are working closely with our customers to support them with the components required for their new products.”

Dr. Zandman concluded, “Based on our strong generation of free cash and the resulting continuous strengthening of our balance sheet, we are now again actively pursuing acquisitions. As previously announced, we are targeting small to mid-size companies. At the same time in order to limit our financial exposure, the Board has refined the Company’s acquisition policy. We will not pursue acquisitions if our post-acquisition debt would exceed 2.5x our pro forma EBITDA. For these purposes, we will calculate pro forma EBITDA to be Vishay’s EBITDA for the four quarters preceding the acquisition plus the adjusted EBITDA of the target for the same quarters. The adjustment is for the expected savings, predominantly through synergies. At this point, we have no concrete targets for a larger acquisition.”

Following the spin-off, Vishay Intertechnology retains no ownership interest in VPG; however, Vishay Intertechnology will not restate prior financial statements to present VPG as a “discontinued operation” for US GAAP purposes because of continuing involvement, such as common board members and trademark licenses.

Additionally, the Company has realigned its US GAAP reportable segments, segregating VPG into its own segment, as detailed in a current report on Form 8-K to be filed with the U.S. Securities and Exchange Commission this morning. This Form 8-K should assist users of financial data in the analysis of Vishay Intertechnology including and excluding VPG, and will be available on the SEC EDGAR website and the Investor Relations section of the Vishay website at http://ir.vishay.com.

A conference call to discuss second quarter financial results is scheduled for Tuesday, August 3, 2010 at 9:00 AM ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is #87060805.

There will be a replay of the conference call from 10:30 AM ET on Tuesday, August 3, 2010 through 11:59 PM ET on Sunday, August 8, 2010. The telephone number for the replay is 800-642-1687 (+1 706-645-9291 if calling from outside the United States or Canada) and the access code is #87060805.

There will also be a live audio webcast of the conference call. This can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

Vishay Intertechnology, Inc., a Fortune 1,000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay’s product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with generally accepted accounting principles (“GAAP”), including adjusted net earnings (loss) and adjusted net earnings (loss) per share. These non-GAAP measures should not be viewed as an alternative to GAAP measures of performance. Non-GAAP measures such as adjusted net earnings (loss) and adjusted net earnings (loss) per share do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that these measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to an understanding to the Company’s intrinsic operations. These reconciling items are indicated on the accompanying reconciliation schedule and are more fully described in the Company’s financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation and acquisition activity, and the general state of the Company, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the pace and continuation of recovery in the worldwide economy; difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates and consummating a transaction on terms which we consider acceptable; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Dr. Lior E. Yahalomi, Executive Vice President and Chief Financial Officer, or Peter G. Henrici, Senior Vice President Corporate Communications, both of Vishay Intertechnology, Inc., +1-610-644-1300.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Fiscal quarters ended
	July 3,	April 3,	June 27,
	2010	2010	2009
Net revenues	$701,655	$640,460	$460,258
Costs of products sold	491,062	473,447	381,484
Gross profit	210,593	167,013	78,774
Gross margin	30.0%	26.1%	17.1%
Selling, general, and administrative expenses	109,266	101,888	83,752
Restructuring and severance costs	-	-	12,090
Settlement agreement gain	-	-	(28,195)
Executive employment agreement charge	-	-	57,824
Operating income (loss)	101,327	65,125	(46,697)
Operating margin	14.4%	10.2%	-10.1%
Other income (expense):
Interest expense	(2,400)	(2,434)	(2,787)
Other	5,956	44	(5,510)
Total other income (expense) - net	3,556	(2,390)	(8,297)
Income (loss) before taxes	104,883	62,735	(54,994)
Income taxes	27,918	17,096	3,715
Net earnings (loss)	76,965	45,639	(58,709)
Less: net earnings attributable to noncontrolling interests	306	219	156
Net earnings (loss) attributable to Vishay stockholders	$76,659	$45,420	$(58,865)
Basic earnings (loss) per share attributable to Vishay stockholders	$0.41	$0.24	$(0.32)
Diluted earnings (loss) per share attributable to Vishay stockholders	$0.40	$0.24	$(0.32)
Weighted average shares outstanding - basic	186,667	186,641	186,586
Weighted average shares outstanding - diluted	193,084	193,067	186,586

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands except earnings per share)

	Six fiscal months ended
	July 3,	June 27,
	2010	2009
Net revenues	$1,342,115	$909,769
Costs of products sold	964,509	762,971
Gross profit	377,606	146,798
Gross margin	28.1%	16.1%
Selling, general, and administrative expenses	211,154	171,206
Restructuring and severance costs	-	31,023
Settlement agreement gain	-	(28,195)
Executive employment agreement charge	-	57,824
Operating income (loss)	166,452	(85,060)
Operating margin	12.4%	-9.3%
Other income (expense):
Interest expense	(4,834)	(5,651)
Other	6,000	7,373
Total other income (expense) - net	1,166	1,722
Income (loss) before taxes	167,618	(83,338)
Income taxes	45,014	4,425
Net earnings (loss)	122,604	(87,763)
Less: net earnings attributable to noncontrolling interests	525	229
Net earnings (loss) attributable to Vishay stockholders	$122,079	$(87,992)
Basic earnings (loss) per share attributable to Vishay stockholders	$0.65	$(0.47)
Diluted earnings (loss) per share attributable to Vishay stockholders	$0.63	$(0.47)
Weighted average shares outstanding - basic	186,654	186,572
Weighted average shares outstanding - diluted	193,076	186,572

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	July 3,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$674,581	$579,189
Accounts receivable, net	359,588	284,295
Inventories:
Finished goods	116,922	119,723
Work in process	197,051	192,206
Raw materials	135,753	122,940
Total inventories	449,726	434,869

Deferred income taxes	16,935	16,781
Prepaid expenses and other current assets	103,166	92,409
Total current assets	1,603,996	1,407,543

Property and equipment, at cost:
Land	94,834	98,623
Buildings and improvements	503,178	528,438
Machinery and equipment	2,044,985	2,126,226
Construction in progress	47,030	36,193
Allowance for depreciation	(1,762,766)	(1,779,224)
	927,261	1,010,256

Intangible assets, net	138,301	153,623

Other assets	111,544	148,124
Total assets	$2,781,102	$2,719,546

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	July 3,	December 31,
	2010	2009
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$572	$24
Trade accounts payable	134,001	118,216
Payroll and related expenses	109,535	87,566
Other accrued expenses	185,469	162,083
Income taxes	37,087	23,558
Current portion of long-term debt	78,370	16,054
Total current liabilities	545,034	407,501

Long-term debt less current portion	243,607	320,052
Deferred income taxes	18,281	13,062
Deferred grant income	2,296	2,526
Other liabilities	134,226	152,874
Accrued pension and other postretirement costs	277,255	301,930
Total liabilities	1,220,699	1,197,945

Equity:
Vishay stockholders' equity
Common stock	17,229	17,228
Class B convertible common stock	1,435	1,435
Capital in excess of par value	2,318,953	2,317,613
Retained earnings (accumulated deficit)	(800,726)	(922,805)
Accumulated other comprehensive income	18,348	102,975
Total Vishay stockholders' equity	1,555,239	1,516,446
Noncontrolling interests	5,164	5,155
Total equity	1,560,403	1,521,601
Total liabilities and equity	$2,781,102	$2,719,546

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)

	Six fiscal months ended
	July 3,	June 27,
	2010	2009
Continuing operating activities
Net earnings (loss)	$122,604	$(87,763)
Adjustments to reconcile net earnings (loss) to
net cash provided by continuing operating activities:
Depreciation and amortization	99,262	110,416
(Gain) loss on disposal of property and equipment	(92)	239
Inventory write-offs for obsolescence	10,853	14,089
Deferred grant income	(313)	(367)
Other	13,436	(8,980)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(68,199)	41,307
Net cash provided by continuing operating activities	177,551	68,941

Continuing investing activities
Purchase of property and equipment	(49,193)	(18,266)
Proceeds from sale of property and equipment	590	512
Purchase of businesses, net of cash acquired or refunded	-	28,195
Proceeds from loans receivable	15,000	-
Other investing activities	-	150
Net cash (used in) provided by continuing investing activities	(33,603)	10,591

Continuing financing activities
Principal payments on long-term debt and capital lease obligations	(14,129)	(15,069)
Proceeds of long-term debt	-	15,000
Debt issuance costs	(456)	-
Net changes in short-term borrowings	554	(10,660)
Distributions to noncontrolling interests	(516)	(116)
Net cash used in continuing financing activities	(14,547)	(10,845)
Effect of exchange rate changes on cash and cash equivalents	(33,927)	4,077
Net increase in cash and cash equivalents
from continuing activities	95,474	72,764

Net cash used by discontinued operating activities	(82)	(3,187)
Net cash provided by discontinued investing activities	-	-
Net cash used by discontinued financing activities	-	-
Net cash used by discontinued operations	(82)	(3,187)

Net increase in cash and cash equivalents	95,392	69,577

Cash and cash equivalents at beginning of period	579,189	324,164
Cash and cash equivalents at end of period	$674,581	$393,741

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings (Loss) Per Share
(Unaudited - In thousands except earnings per share)

	Fiscal quarters ended			Six fiscal months ended
	July 3,	April 3,	June 27,	July 3,	June 27,
	2010	2010	2009	2010	2009
GAAP net earnings (loss) attributable to Vishay stockholders	$76,659	$45,420	$(58,865)	$122,079	$(87,992)

Reconciling items affecting operating margin:
Restructuring and severance costs	$-	$-	$12,090	$-	$31,023
Settlement agreement gain	-	-	(28,195)	-	(28,195)
Executive employment agreement charge	-	-	57,824	-	57,824

Reconciling items affecting tax expense (benefit):
Tax effects of items above and other one-time tax expense (benefit)	$-	$-	$(1,303)	$-	$(5,737)

Adjusted net earnings (loss)	$76,659	$45,420	$(18,449)	$122,079	$(33,077)

Adjusted weighted average diluted shares outstanding	193,084	193,067	186,586	193,076	186,572

Adjusted earnings (loss) per diluted share *	$0.40	$0.24	$(0.10)	$0.63	$(0.18)

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.